RSM

RSM US LLP

127 Public Square
Suite 2300
Cleveland, OH 44114

T +1 216 523 1900
F +1 216 522 1490

www.rsmus.com

March 24, 2025

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Sifco Industries, Inc.'s statements included under Item 4.01(a) of its Form 8-K filed on March 24, 2025 and we agree with such statements concerning our firm.

RSM US LLP